UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE WILL IMPACT THE VALUE OF YOUR INVESTMENT

An Invitation From the CEO of Acorda Therapeutics, Ron Cohen, M.D.

Dear Fellow Shareholder,

Your vote “FOR” Proposal One at the adjourned Special Meeting of Stockholders on August 28th is critically important. Proposal One seeks your approval to increase the number of authorized shares of Acorda’s common stock. Without your support for this proposal, our company could be forced into bankruptcy. We are counting on your vote at the Special Meeting.

The nation’s two leading proxy advisory services, Institutional Shareholder Services (ISS) and Glass Lewis, recommend voting “FOR” Proposal One. To date, Acorda stockholders have been highly supportive of Proposal One – as of July 31st, when we adjourned our Special Meeting, approximately 80% of the votes submitted on Proposal One were cast “FOR.” However, a majority of all outstanding shares is needed to approve Proposal One – so every vote matters.

I invite you to join me for a virtual Q&A session on August 19, 2020 from 12:00 P.M. ET to 1:00 PM ET so that I can discuss Proposal One in greater detail and answer your questions about it. You can pre-submit questions using the URL below, or submit them live during the event via the web platform.

I urge you to vote “FOR” Proposal One in order to protect the value of your investment. If you previously voted against Proposal One, I urge you to reconsider. You have the right to change your vote – only your latest-dated vote will count.

On behalf of the entire team at Acorda Therapeutics, thank you for your continued support.

Best regards,

Ron Cohen, M.D.

Founder, President and CEO

YOUR VOTE IS CRITICAL

If you have questions about how to vote your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free: (877) 717-3929 (from the U.S. and Canada) or (412) 232-3651 (from other locations); Monday to Friday: 10:00 AM - 6:00 PM ET, and Saturday: 10:00 AM - 2:00 PM ET.

HOW TO ACCESS ACORDA’S SPECIAL MEETING Q&A SESSION

To register for the event, submit questions in advance and access the live Q&A session on August 19, 2020 at 12:00 PM ET, please visit: https://globalmeet.webcasts.com/starthere.jsp?ei=1354723&tp_key=b6b3f77576.

If you are not able to join the live event, a replay will be available on our company website.

This communication may be deemed to be solicitation material in respect of Proposal One. On July 6, 2020, Acorda Therapeutics, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (“Commission”) in connection with the Special Meeting. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSAL TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the investor relations section of the Company’s website at www.acorda.com. Stockholders may also write to the Company at the following address to request copies of these materials: Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, NY 10502 Attention: Communications Department. The Company, its directors and certain of its officers and employees will be participants in the solicitation of proxies from stockholders in respect of the Special Meeting. The Company has also engaged Innisfree M&A Incorporated to aid in the solicitation of proxies. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Special Meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.